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                                                                    EXHIBIT 10.5






                         MEMBER DISTRIBUTION AGREEMENT

                                  BY AND AMONG

                             KPMG CONSULTING, LLC,

                             KPMG CONSULTING, INC.,

                                    KPMG LLP

                                      AND

                            THE INDIVIDUAL LISTED ON

                           THE SIGNATURE PAGE HERETO


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                               TABLE OF CONTENTS

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                                              ARTICLE I

DEFINITIONS AND INTERPRETATIONS...................................................................5

         Section 1.1.  Definitions................................................................5
         Section 1.2.  Rules of Construction......................................................9

                                              ARTICLE II

ACCREDITED INVESTOR REPRESENTATIONS..............................................................10

         Section 2.1.  Investment Purpose........................................................10
         Section 2.2.  Financial Capacity........................................................10
         Section 2.3.  Knowledge.................................................................10
         Section 2.4.  Information...............................................................10
         Section 2.5.  Holding Period............................................................11
         Section 2.6.  Unregistered Securities...................................................11
         Section 2.7.  Due Authorization; No Conflict............................................11
         Section 2.8.  Accredited Investor Status................................................11
         Section 2.9.  Legend....................................................................11
         Section 2.10.  Disclosure of Information................................................12

                                             ARTICLE III

STOCK TRANSFER RESTRICTIONS......................................................................12

         Section 3.1.  Transfer Restrictions.....................................................12
         Section 3.2.  Permitted Transfers.......................................................13
         Section 3.3.  Lock-Up Provisions........................................................13
         Section 3.4.  General Transfer Restrictions.............................................14
         Section 3.5.  Change of Control.........................................................14
         Section 3.6.  Certain Transfers.........................................................14

                                              ARTICLE IV

THE EXCHANGE.....................................................................................15

         Section 4.1.  Exchange..................................................................15
         Section 4.2.  Exchange Terms............................................................15
         Section 4.3.  Custody of Certificates...................................................15
         Section 4.4.  Dividends and Distributions...............................................15
         Section 4.5.  LLC Agreement.............................................................15
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                                              ARTICLE V
DIVESTITURES RELATED TO AUDITOR INDEPENDENCE....................................................15

         Section 5.1.  Independence Requirement.................................................15
         Section 5.2.  Separation Prior to the Restricted Period End Date.......................16
         Section 5.3.  Separation After the Restricted Period End Date..........................16
         Section 5.4.  Auditor Independence Related Divestitures................................16
         Section 5.5.  Covenants................................................................16

                                             ARTICLE VI

VOTING AGREEMENT................................................................................17

         Section 6.1.  Irrevocable Proxy........................................................17
         Section 6.2.  Lapse....................................................................17

                                             ARTICLE VII

POWER OF ATTORNEY...............................................................................17

         Section 7.1.  Power of Attorney........................................................17

                                            ARTICLE VIII

ADDITIONAL AGREEMENTS...........................................................................18

         Section 8.1   Non-Competition..........................................................18
         Section 8.2.  Application..............................................................19
         Section 8.3.  Remedy for Breach........................................................19
         Section 8.4.  Waiver...................................................................20
         Section 8.5.  No Employment Agreement..................................................21
         Section 8.6.  Cooperation..............................................................21

                                              ARTICLE IX

ARBITRATION.....................................................................................21

         Section 9.1.  Arbitration..............................................................21

                                              ARTICLE X

MISCELLANEOUS...................................................................................22

         Section 10.1.  Survival................................................................22
         Section 10.2.  Entire Agreement........................................................22
         Section 10.3.  Choice of Law...........................................................22
         Section 10.4.  Amendment; Waiver.......................................................22
         Section 10.5.  Severability............................................................22
         Section 10.6.  Counterparts; Signatures................................................23
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         Section 10.7.  Beneficiaries...........................................................23
         Section 10.8.  Notices.................................................................23
         Section 10.9.  Schedules and Exhibits..................................................24
         Section 10.10.  Assignability..........................................................24
         Section 10.11.  Specific Performance...................................................24
         Section 10.12.  Legal Counsel..........................................................25

SCHEDULES

Schedule 8.1 - Competitors


                                    Exhibits

Exhibit A - Form of Letter Regarding Discussions with Competitors
Exhibit B - LLC Operating Agreement
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                         MEMBER DISTRIBUTION AGREEMENT

         MEMBER DISTRIBUTION AGREEMENT (this "Agreement"), effective as of the Effective Date (as hereinafter defined), by and among KPMG Consulting, Inc., a Delaware corporation ("Consulting, Inc."), KPMG Consulting, LLC, a Delaware limited liability company ("LLC" and collectively with Consulting, Inc., "Consulting"), KPMG LLP, a Delaware limited liability partnership ("KPMG"), and the individual named on the signature page hereto (the "Member").


                              W I T N E S S E T H

         WHEREAS, the Board of Directors of KPMG has determined that it would be advisable and in the best interests of KPMG and its principals and partners for KPMG to separate its Consulting Business (as hereinafter defined) from its other businesses so that from and after the Effective Date the Consulting Business will be held indirectly by Consulting, Inc. through its Subsidiaries (the "Separation") and in connection therewith for Consulting, Inc. to sell shares of its common stock, par value $.01 per share (the "Consulting Common Stock"), or its preferred stock to one or more strategic investors (the "Private Placement");

         WHEREAS, KPMG has agreed to contribute, and cause to be contributed, to LLC (i) certain of the operating assets, properties and liabilities related to the Consulting Business held by KPMG and certain Subsidiaries of KPMG, (ii) the partners, principals and employees of KPMG related to the Consulting Business and (iii) all of the issued and outstanding shares of capital stock and other equity interests owned by KPMG in certain of KPMG's Subsidiaries and other entities in and through which the Consulting Business is conducted (the "Contribution");

         WHEREAS, in connection with the Contribution, (i) Consulting or one or more of its Subsidiaries will assume certain liabilities and obligations arising out of or relating to the Consulting Business, and (ii) LLC will issue Membership Units (as hereinafter defined) of LLC to KPMG and to certain partners and principals of KPMG including the Member;

         WHEREAS, each partner and principal of KPMG who receives Membership Units, including the Member, will exchange each such Membership Unit for one share of Consulting Common Stock, and KPMG has agreed to exchange all Membership Units held by it (except approximately one-half of one percent of the total outstanding Membership Units) for Consulting Common Stock and one or more notes issued by Consulting (the" Exchange"); and

         WHEREAS, the Member, Consulting and KPMG have determined that it is in the mutual best interests of each of them to set forth certain agreements and understandings among them.


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         NOW, THEREFORE, in consideration of the mutual undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Member, KPMG, Consulting Inc. and LLC agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND INTERPRETATIONS

         Section 1.1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below.

         "ACTS" HAS THE MEANING SPECIFIED IN SECTION 2.5.

     (a) "AFFILIATE" means any Person controlling, controlled by, or under direct or indirect common control with a Party hereto, it being understood that KPMG International, KPMG Americas and other KPMG International member (either directly or indirectly as a subsidiary of a member), licensee or sublicensee firms are not Affiliates of the Parties hereto. It is further understood that, for the purpose of this definition, after the Separation, Consulting and its Subsidiaries shall not be deemed Affiliates of KPMG. For the purpose of this definition, the term "control" means the power to direct the management of an entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "AGREEMENT" HAS THE MEANING SPECIFIED IN THE PREAMBLE.

         "ANNUAL COMPENSATION" for any given fiscal year consists of the Member's total compensation, including all base compensation, incentive compensation and any other compensation reported or to be reported on an IRS Form K-1 paid or payable by KPMG for such fiscal year.

         "AUDITOR INDEPENDENCE RULES" means the auditor independence rules, as defined or interpreted by the American Institute of Certified Public Accountants, the Securities and Exchange Commission, the ISB, the state boards of accountancy and any other regulatory authority exercising competent jurisdiction over KPMG, as the same may be amended from time to time.

         "CHAIRMAN" MEANS THE CHAIRMAN OF KPMG.

         "CHANGE OF CONTROL EVENT" MEANS:

         (a) a sale or transfer of all or substantially all of the assets of Consulting on a consolidated basis in any transaction or series of related transactions; or

         (b) any merger, consolidation or reorganization to which Consulting is a party, except for a merger, consolidation or reorganization in which Consulting is the surviving corporation and, after giving effect to such merger, consolidation or reorganization, the holders of the Consulting's outstanding equity (on a fully diluted basis) immediately prior to the merger,


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consolidation or reorganization will own in the aggregate immediately following the merger, consolidation or reorganization Consulting's outstanding equity (on a fully diluted basis) either (i) having the ordinary voting power to elect a majority of the members of Consulting's board of directors to be elected by the holders of Common Stock and any other class which votes together with the Common Stock as a single class or (ii) representing at least 50% of the equity value of Consulting as reasonably determined by the Board; or

         (c) individuals who, as of the date hereof, constitute the Board of Directors of Consulting (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of Consulting subsequent to the date hereof whose election, or nomination for election by the holders of Consulting's equity, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of Consulting as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board; or

         (d) any person or group (as defined under Section 13(d) of the Exchange Act), other than KPMG or its Affiliates, acquires beneficial ownership of 30% or more of the outstanding equity of Consulting generally entitled to vote on the election of directors.

         "CISCO" has the meaning specified in Section 8.1.

         "CISCO ALLIANCE" has the meaning specified in Section 8.1.

         "CONSULTING" has the meaning specified in the Preamble.

         "CONSULTING BUSINESS" means, for purposes of this Agreement only, the management and information technology consulting business as conducted by Consulting or any of its Subsidiaries from time to time.

         "CONSULTING, INC." has the meaning specified in the Preamble.

         "CONSULTING COMMON STOCK" HAS THE MEANING SPECIFIED IN THE RECITALS.

         "CONTRIBUTION" HAS THE MEANING SPECIFIED IN THE RECITALS.

         "DISPUTES" HAS THE MEANING SPECIFIED IN SECTION 9.1.

         "EFFECTIVE DATE" means the close of business on the date on which the closing of the Separation, Contribution and Exchange occur.

         "EFFECTIVE TIME" means the time on the Effective Date at which the closing of the Separation shall occur.


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         "EXCHANGE" HAS THE MEANING SPECIFIED IN THE RECITALS.

         "EXPIRATION DATE" means the first date which is the later of (i) one year from the Effective Date and (ii) a date after the consummation of an IPO on which KPMG and its partners, principals and former partners and principals may, pursuant to any Lock-Up Agreement signed in connection with the IPO, sell shares of Consulting Common Stock.

         "INDEPENDENCE CONFLICT" HAS THE MEANING SPECIFIED IN SECTION 5.1.

         "INVOLUNTARY TRANSFER" means any Transfer pursuant to the laws of descent, inheritance, bankruptcy or insolvency, as a result of the dissolution of marriage, due to the execution of a lien or other judgment or other transfer by operation of law.

         "ISB" MEANS THE INDEPENDENCE STANDARDS BOARD.

         "IPO" means an initial public offering of Consulting Common Stock pursuant to an effective registration statement under the Securities Act.

         "ISSUED CONSULTING COMMON STOCK" means Consulting Common Stock issued to the Member in connection with the Exchange and any shares of Consulting Common Stock issued as dividends thereon or received as the result of stock splits, reclassifications, stock dividends or similar changes.

         "ISSUED EQUITY" means the Issued Membership Units and the Issued Consulting Common Stock.

         "ISSUED MEMBERSHIP UNITS" means the Membership Units issued to the Member in connection with the Separation and any Membership Units issued as dividends thereon or received as the result of splits, reclassifications, equity dividends or similar changes.

         "KPMG" HAS THE MEANING SPECIFIED IN THE PREAMBLE.

         "KPMG PARTNERSHIP AGREEMENT" means the Partnership Agreement of KPMG as currently in force or as may be amended from time to time.

         "LLC OPERATING AGREEMENT" HAS THE MEANING SPECIFIED IN SECTION 4.5.

         "LOCK-UP AGREEMENTS" HAS THE MEANING SPECIFIED IN SECTION 3.3.

         "MEMBER" HAS THE MEANING SPECIFIED IN THE PREAMBLE.

         "MEMBERSHIP UNITS" means Membership Units in LLC representing an equity interest of a member in the LLC.

         "NOTIFICATION" means all notices permitted or required to be given to any Person hereunder.


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         "PARTY" MEANS KPMG, CONSULTING, INC., LLC OR THE MEMBER.

         "PERSON" shall mean an individual, corporation, partnership, limited liability company, unincorporated syndicate, unincorporated organization, entity, trust, trustee, executor, administrator or other legal representative, governmental authority or agency, or any group of Persons acting in concert.

         "PRIVATE PLACEMENT" HAS THE MEANING SPECIFIED IN THE RECITALS.

         "PROPRIETARY INFORMATION" means all information or material disclosed to or known by the Member as a consequence of the Member's association with KPMG, including, without limitation, third party information that KPMG treats as confidential and any information disclosed to or developed by the Member or embodied in or relating to works for hire. Proprietary Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing): discoveries, ideas, inventions, concepts, software in various states of development and related documentation, designs, drawings, specifications, techniques, methodologies, models, data, source code, object code, documentation, diagrams, flow charts, research, development, processes, training materials, templates, procedures, "know-how," tools, client identities, client accounts, web design needs, client advertising needs and history, client reports, client proposals, product information and reports, accounts, billing methods, pricing, data, sources of supply, business methods, production or merchandising systems or plans, marketing, sales and business strategies and plans, finances, operations, and information regarding employees. Notwithstanding the foregoing, information publicly known that is generally employed by the trade at or after the time Member first learns of such information (other than as a result of the Member's breach of this Agreement), shall not be deemed part of the Proprietary Information.

         "PUBLIC ACCOUNTING" shall mean the practice of public accounting and such other business as may be conducted by KPMG from time to time.

         "REPURCHASE PRICE" means, (i) if the Consulting Common Stock is not listed for trading on a national securities exchange or any automatic quotation system (including the Nasdaq Stock Market), as of any date of determination, the lower of the fair market value of the Consulting Common Stock (as determined by the Board of Directors of KPMG) or $12 per share of Consulting Common Stock, and (ii) if the Consulting Common Stock is listed for trading, then, as of any date of determination, the average of the per share closing prices of the Consulting Common Stock on such national securities exchange or quotation system on the five trading days immediately preceding such date of determination.

         "REVOCATION DATE" HAS THE MEANING SPECIFIED IN SECTION 6.2.

         "RESTRICTED FIRMS" HAS THE MEANING SPECIFIED IN SECTION 8.1(a).

         "RESTRICTED PERIOD END DATE" means the later of (i) the date after the consummation of an IPO on which KPMG and its partners, principals and former partners and principals may, pursuant to any Lock-Up Agreement signed in connection with the IPO, sell


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shares of Common Stock and (ii) the date on which the Member is able to sell the Issued Equity pursuant to Rule 144 under the Securities Act.

         "SECURITIES ACT" HAS THE MEANING SPECIFIED IN SECTION 2.1.

         "SEPARATION" has the meaning specified in the Recitals.

         "SUBSIDIARY" means, when used with reference to any Party, any corporation, partnership, limited liability company, or other entity, a majority of the outstanding voting power of which is owned directly or indirectly by such Party, provided, however, that for purposes of this definition, after the Separation, neither Consulting nor any of its Subsidiaries (including any Subsidiaries transferred pursuant to the Separation) shall be deemed Subsidiaries of KPMG.

         "TRANSFER" has the meaning specified in Section 3.1.

         Section 1.2. Rules of Construction. (a) In this Agreement, unless a clear contrary intention appears:

         (i) the singular number includes the plural number and vice versa;

         (ii) a reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement;

         (iii) a reference to any gender includes the other gender;

         (iv) a reference to any Section or Exhibit or Schedule means such Section of this Agreement or such Exhibit or Schedule to this Agreement, as the case may be, and references in any Section or definition to any clause means such clause of such Section or definition;

         (v) "herein," "hereunder," "hereof," "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof or thereof;

         (vi) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

         (vii) relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding" and "through" means "through and including";

         (viii) accounting terms used herein shall have the meanings historically attributed to them by KPMG and its Subsidiaries prior to the Separation;


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         (ix) in the event of any conflict between the provisions of the body of this Agreement and the Exhibits or Schedules hereto, the provisions of the body of this Agreement shall control; and

         (x) the headings contained in this Agreement have been inserted for convenience of reference only and are not to be used in construing this Agreement.

         (b) The Schedules and Exhibits to this Agreement may be amended prior to the Effective Date upon the mutual consent of the Parties.

         (c) Any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against either Party shall not apply to any construction or interpretation hereof.


                                  ARTICLE II
                      ACCREDITED INVESTOR REPRESENTATIONS

         As an inducement to KPMG and Consulting to enter into this Agreement and to consummate the transactions contemplated hereby the Member hereby represents and warrants to KPMG and Consulting and agrees as follows:

         Section 2.1. Investment Purpose. The Member is acquiring each of the Issued Membership Units and the shares of Issued Consulting Common Stock for investment and solely for such Member's own account and not with a view toward reselling or distributing such Membership Units or Consulting Common Stock in any transaction that would constitute a "distribution" within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

         Section 2.2. Financial Capacity. The Member is financially able to bear the economic risk of an investment in Consulting (including the loss of the entire investment) and has no need for liquidity in this investment.

         Section 2.3. Knowledge. The Member has such knowledge, experience and skill in financial and business matters in general and with respect to investments of a nature similar to an investment in Consulting so as to be capable of evaluating the merits and risks of, and making an informed business decision with regard to, this investment. The Member acknowledges and understands that the receipt of the Issued Equity involves an investment in a new business that has no previous operating experience as an independent entity, and, therefore, is a speculative investment with no assurance of success.

         Section 2.4. Information. The Member (i) has received all information that the Member deems necessary to evaluate the merits and risks of, and to make an informed decision with respect to, an investment in Consulting; (ii) has had the unrestricted opportunity to make such investigation as the Member desires pertaining to the Contribution, Separation, and the Exchange and to verify any information furnished to the Member; and (iii) has had the


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opportunity to ask questions of representatives of KPMG and Consulting concerning the Contribution, the Separation and the Exchange.

         Section 2.5. Holding Period. The Member understands that the Member must bear the economic risk of an investment in Consulting for an indefinite period of time because (i) the Issued Equity has not been registered under the Securities Act and applicable state securities laws (collectively the "Acts") and (ii) the Issued Equity may not be sold, transferred, pledged or otherwise disposed of except in accordance with this Agreement and then only if it is subsequently registered in accordance with the provisions of the Acts or registration under the Acts is not required.

         Section 2.6. Unregistered Securities. The Member understands that: (i) the Company is not obligated to register the Issued Equity for resale under the Acts; (ii) Consulting, Inc., LLC and KPMG are relying upon exemptions from registration under the Acts, based in part on the Member's representations; and
(iii) neither Consulting, Inc., LLC nor KPMG is obligated to supply the Member with information or assistance in complying with any exemption under Acts. Upon the request of Consulting, Inc. or LLC, the Member will provide Consulting, Inc. or LLC, as the case may be, with an opinion of counsel satisfactory to Consulting, Inc. or LLC, as the case may be, that any proposed Transfer of the Issued Membership Interests or the Issued Consulting Common Stock, as the case may be, complies with the Acts.

         Section 2.7. Due Authorization; No Conflicts. (a) This Agreement has been duly executed and delivered by the Member and constitutes the Member's legal, valid and binding obligation, enforceable against the Member in accordance with its terms. The Member is legally competent to execute this Agreement and any other documents delivered herewith.

         (b) The execution, delivery and performance under this Agreement by the Member will not breach the terms or provisions of any other agreement or obligation to which the Member is bound.

         Section 2.8. Accredited Investor Status. The Member represents and warrants that he or she either:

         (a) as of August 31, 1999 had a net worth (or joint net worth together with his or her spouse) in excess of $1,000,000; or

         (b) had an annual income during each of the calendar years 1997 and 1998 in excess of $200,000 (or joint income together with his or her spouse in excess of $300,000) and as of August 31, 1999 reasonably expected to have an annual income in excess of $200,000 (or joint income together with his or her spouse of in excess of $300,000) during the calendar year 1999.

         Section 2.9. Legend. The Member acknowledges that all Issued Equity shall bear a legend in substantially the following form:


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         THESE [MEMBERSHIP UNITS] [SHARES OF COMMON STOCK] HAVE NOT BEEN
         REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED OR SOLD UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH SECURITIES ACT OR SUCH STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION OR SUCH STATE SECURITIES LAWS IS AVAILABLE. THESE [MEMBERSHIP UNITS] [SHARES OF COMMON STOCK] ARE ALSO SUBJECT TO RESTRICTIONS ON TRANSFER, AND OTHER TERMS AND CONDITIONS, SET FORTH IN THE MEMBER DISTRIBUTION AGREEMENT, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER AT ITS PRINCIPAL EXECUTIVE OFFICES.

         Section 2.10. Disclosure of Information. The Member acknowledges that in connection with demonstrating compliance with certain provisions of the Acts, Consulting and/or KPMG may be required or requested to disclose certain information in the possession of KPMG regarding the Member including, but not limited to, information contained in or relating to the Member's Form W-2 or K-1, as the case may be, and information provided by the Member regarding the Member's net worth. The Member authorizes Consulting and/or KPMG to disclose any such information to the extent necessary or appropriate to comply with any request from or in connection with any investigation by any regulatory or governmental authority or agency, including, but not limited to, the Securities and Exchange Commission.

                                  ARTICLE III
                          STOCK TRANSFER RESTRICTIONS

         Section 3.1. Transfer Restrictions. (a) Except in the case of an Involuntary Transfer in accordance with Section 3.1(b) and except as otherwise expressly permitted by this Agreement, the Member may not sell, transfer or otherwise dispose of, hypothecate, pledge or otherwise encumber (voluntarily or involuntarily) (any such sale, transfer, disposition, hypothecation, pledge or encumbrance being referred to as a "Transfer") any Issued Equity.

         (b) In the event of an Involuntary Transfer of some or all of the Member's Issued Equity at a time when such Issued Equity is subject to the restrictions on transfer imposed by this Agreement:

         (i) the Member (or the Member's estate) shall immediately furnish to KPMG a Notification of such Involuntary Transfer at least 30 days prior to the effective date of the Involuntary Transfer (or, in the case of the Member's death, within 30 days after the death); and

         (ii) for a period of 20 days commencing on the date of its receipt of a Notification, KPMG shall have the exclusive right, but not the obligation, to purchase some or all of the Issued Equity that is the subject of the Notification. If KPMG desires to purchase any or all of such Issued Equity, it will provide Notification of such desire to the Member (or the Member's estate) within such 20 day period, and the purchase price


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

     shall equal the Repurchase Price determined as of the date of the Notification to the Member (or the Member's estate).

          (c) The closing of any purchase by KPMG of any Issued Equity as provided in Section 3.1(b) shall take place on such date as designated by KPMG occurring within 15 days after receipt by the Member (or the Member's estate) of Notification from KPMG of the exercise of KPMG's right to purchase hereunder. At the closing of any purchase of Issued Equity, the Member (or the Member's estate) will transfer, assign and deliver, or cause to be transferred, assigned and delivered to KPMG any certificates or other evidence representing Issued Equity being purchased, duly endorsed or accompanied by transfer powers duly executed by the Member or his or her duly appointed legal representative or authorized agent with such signature thereon duly guaranteed. Upon the delivery of and payment for any Issued Equity as contemplated in this Agreement, KPMG shall receive good title to such Issued Equity free and clear of any lien, claim, equity or encumbrance of any nature whatsoever. Upon request by KPMG, the Member (or the Member's estate) shall deliver an opinion of counsel, reasonably acceptable to KPMG, as to the matters contained in the preceding sentence and as to such other matters as KPMG may reasonably request.

          (d) If, after compliance with the foregoing provisions of Section 3.1(b), KPMG fails to purchase any of the Issued Equity subject to Involuntary Transfer, then the Involuntary Transfer of such unpurchased Issued Equity may occur; provided, however that any such Transfer will be null and void unless such Transfer complies in full with Section 3.4.

          (e) If any of the Issued Equity is Transferred pursuant to Section 3.1(d), the Member (or the Member's estate) shall be responsible for compliance with all conditions of Transfer imposed by this Agreement and under applicable law and for any expenses incurred by KPMG for legal and/or accounting services in connection with reviewing any proposed Transfer or issuing opinions in connection therewith.

          Section 3.2. Permitted Transfers. Subject to the restrictions set forth in Sections 3.4 and 8.3:

          (a) On or after the Expiration Date, the Member may Transfer up to 40% of the Member's Issued Equity. Subject to Section 3.2(b), the remaining 60% of the Member's Issued Equity shall remain subject to the restrictions set forth in Section 3.1 and may be Transferred only in compliance with Section 3.1.

          (b) On each of the first, second and third anniversaries of the Expiration Date, an additional 15% of the Member's Issued Equity may be Transferred without the restrictions set forth in Section 3.1. On the fourth anniversary of the Expiration Date, none of the Member's Issued Equity will be subject to Section 3.1(b).

          Section 3.3. Lock-Up Provisions. The Member acknowledges that in connection with the IPO, the Member, KPMG, Consulting, Inc. and the other individuals holding equity interests in Consulting may be required by the underwriters of the IPO to enter into agreements not to sell, offer, contract to sell or otherwise transfer or dispose of shares of Consulting Common Stock, directly or indirectly, for a period of time following the IPO ("Lock-Up Agreements"). If requested by Consulting or KPMG, the Member hereby (i) agrees to enter into a customary Lock-Up Agreement with respect to the Member's Issued Equity with the underwriters chosen by Consulting in conjunction with the IPO, and (ii) authorizes the holder or holders of the power of attorney granted pursuant to Article VII hereof to execute such a customary Lock-Up Agreement on behalf of, and in the name of, the Member without any further act of the Member.

          Section 3.4. General Transfer Restrictions. (a) Any purported Transfer of Issued Equity in violation of the provisions of this Agreement or the Acts shall be wholly void and shall not effectuate the Transfer contemplated thereby.

          (b) In the event the Member Transfers Issued Equity other than pursuant to an effective registration statement under the Securities Act, the Member shall, upon the request of Consulting, provide Consulting with a written opinion of counsel, reasonably acceptable to Consulting, that the Transfer is in full compliance with this Agreement and the Acts.

          (c) Any purported Transfer pursuant to Sections 3.1 or 3.2 shall be wholly void and shall not effectuate the Transfer contemplated thereby unless, prior to the consummation thereof, the transferee agrees in writing in a form reasonably acceptable to Consulting and KPMG to be bound by the restrictions set forth in this Article III, Article IV, and Article V and makes the representations and warranties set forth in Article II.

          (d) If at any time prior to the fifth anniversary of the Effective Date, the Member requests the removal of any restrictive legends on his or her certificates representing Consulting Common Stock or seeks to Transfer any Issued Equity at a time when such Issued Equity is subject to the restrictions on Transfer imposed by this Agreement, the Member shall, prior to any removal of legends or Transfer of Issued Equity, execute a letter, substantially in the form attached hereto as Exhibit A, pursuant to which the Member shall represent and warrant to KPMG that, (i) for a period of six months prior to such Transfer the Member has not engaged in any discussions or other communications with any Restricted Firm regarding the possibility of the Member becoming formally or informally associated with such Restricted Firm and (ii) has no current intention to commence such discussions or other communications or become formally or informally associated with such Restricted Firm.

          Section 3.5. Change of Control. In the event of a Change of Control Event that has not been approved or ratified by a majority of the Incumbent Board of Consulting, Inc., the transfer restrictions set forth in Section 3.1 shall no longer apply to any Issued Equity.

          Section 3.6. Certain Transfers. Notwithstanding any provision herein to the contrary, the Member may make any Transfer required pursuant to Section
5.4 without complying with the provisions of this Article III.

                                   ARTICLE IV
                                  THE EXCHANGE

          Section 4.1. Exchange. The Member hereby agrees that as of the Effective Time, the Member shall take any and all actions necessary to complete the Exchange, including any actions set forth in this Article IV.

          Section 4.2. Exchange Terms. The Member hereby agrees that, as of the Effective Time, without any further action on the part of the Member, Consulting, Inc. or LLC, each Issued Membership Unit held by the Member immediately prior to the Effective Time shall be exchanged for one share of Consulting Common Stock. Upon such Exchange, the Member shall cease to have any rights with respect to the Issued Membership Units, except the right to receive shares of Consulting Common Stock.

          Section 4.3. Custody of Certificates. As soon as reasonably practicable after the Effective Time, Consulting, Inc. shall cause to be prepared one or more certificates representing the aggregate number of shares of Consulting Common Stock into which the Issued Membership Units shall have been exchanged pursuant to Section 4.2. Unless otherwise agreed by Consulting, Inc. and the Member, the certificates shall be registered in the name of the Member. The Member agrees that the certificates shall remain in the physical possession of a custodian, who shall be a financial institution or other Person selected by KPMG, until 10 days prior to the Revocation Date with respect to any of the Issued Consulting Common Stock. On or after the tenth day prior to the Revocation Date with respect to any Issued Consulting Common Stock, upon the request of the Member, but subject to Article V, KPMG shall cause a certificate representing such shares of Issued Consulting Common Stock to be released by the custodian and delivered to the Member as soon as reasonably practicable.

          Section 4.4. Dividends and Distributions. The Member shall be deemed a holder of record of shares of Consulting Common Stock as of the Effective Date for purposes of any dividend or other distribution paid in respect of Consulting Common Stock to holders of record, or the solicitation of any votes or consents, on or after the Effective Date.

          Section 4.5. LLC Agreement. The Member hereby agrees to the provisions of, adopts and acknowledges the Limited Liability Company Operating Agreement for LLC, dated as of the Effective Date, substantially in the form attached hereto as Exhibit B (the "LLC Operating Agreement").

                                   ARTICLE V
                            DIVESTITURES RELATED TO
                              AUDITOR INDEPENDENCE

          Section 5.1. Independence Requirement. The Member agrees to abide by the Auditor Independence Rules applicable to KPMG and to take any and all action requested by the Board of Directors of KPMG in connection with such Auditor Independence Rules. The

Member agrees and understands that the breach of the covenant in the immediately preceding sentence may impair the independence of KPMG (an "Independence Conflict").

          Section 5.2. Separation Prior to the Restricted Period End Date. In the event the Member terminates his or her association with KPMG for any reason or no reason (including, without limitation, voluntary resignation by the Member or separation at the request of KPMG) prior to the Restricted Period End Date and accepts new employment which, in the sole judgment of KPMG, causes an Independence Conflict at any time by virtue of the Member's ownership of the Issued Consulting Common Stock, the Member agrees and acknowledges that (i) all of the Member's Issued Equity shall be immediately forfeited and surrendered to KPMG without any compensation therefor, without any further act on the part of KPMG or the Member, and (ii) all such forfeited and surrendered Issued Equity shall remain outstanding and all of the Member's right, title and interest in the forfeited and surrendered Member's Issued Equity shall reside solely in the name of KPMG.

          Section 5.3. Separation After the Restricted Period End Date. In the event the Member terminates his or her association with KPMG for any reason or no reason (including, without limitation, voluntary resignation by the Member or separation at the request of KPMG) after the Restricted Period End Date but at a point in time when the Auditor Independence Rules continue to apply to certain Members of KPMG including the Member, and accepts a new position which, in the sole judgment of KPMG, causes an Independence Conflict at any time by virtue of the Member's ownership of the Consulting Common Stock, the Member agrees that (i) KPMG will have the option, but not the obligation, to purchase any or all of such Consulting Common Stock at the market price on the date of separation by the Member, and (ii) in the event that KPMG does not exercise the option set forth in (i), the Member shall divest of such unpurchased Consulting Common Stock as soon as practicable. In the event that KPMG exercises its option set forth in (i), it shall observe the procedures for notice and closing set forth in Section 3.1(b) and 3.1(c).

          Section 5.4. Auditor Independence Related Divestitures. In the event that (i) the Board of Directors of KPMG determines that, in order to comply with the Auditor Independence Rules, it is necessary or appropriate for the Member to divest some or all of the Member's Issued Equity, the Member hereby agrees to the sale or transfer of some or all of his Issued Equity at the times, in the amounts and on the terms, prices and conditions determined by the Board of Directors of KPMG. At the request of KPMG, the Member shall take any and all actions necessary or appropriate, in the sole judgment of KPMG, to facilitate such divestiture, including, but not limited to, the transfer of such Issued Equity to a person, trust or other entity for disposition or the granting of a power of attorney relating to the voting or disposition of such Issued Equity.

          Section 5.5. Covenants. (a) The Member covenants and agrees not to take any action directly or indirectly intended to or having the effect of eliminating the Independence Conflict contemplated by Section 5.2 or Section
5.3 by having an entity with which the Member is subsequently affiliated resign any existing audit relationship with KPMG.

          (b) In the event the Member breaches the covenant set forth in
Section 5.5(a), the Member agrees and acknowledges that, notwithstanding the lack of an Independence Conflict, (i) all of the Member's Issued Equity shall be immediately forfeited and surrendered to KPMG without any compensation therefor, without any further act on the part of KPMG or the Member, and (ii) all such forfeited and surrendered Issued Equity shall remain outstanding and all of the Member's right, title and interest in the forfeited and surrendered Member's Issued Equity shall reside solely in the name of KPMG.

                                  ARTICLE VI
                                VOTING AGREEMENT

          Section 6.1. Irrevocable Proxy. The Member hereby grants the Chairman, with full power of substitution, revocation or delegation, a proxy to vote any and all Issued Equity, or deliver consents with respect thereto, at any special or annual meeting of stockholders of Consulting, or upon any action by written consent in lieu of a meeting, in the sole discretion of such Chairman. This proxy is irrevocable with respect to any Issued Equity until the Revocation Date for such Issued Equity and is coupled with an interest. On the request of the Chairman, the Member shall confirm his or her grant of this power of attorney or any use thereof and shall execute, swear to, acknowledge and deliver any certificate, agreement, document or other instrument related thereto. Until the Revocation Date with respect to any Issued Equity, the Member shall not seek to revoke or revoke the grant of proxy hereunder, take any action inconsistent with the irrevocable proxy granted hereby, or seek to grant or grant to any other Person any interest in the voting rights of the Member in the Issued Equity.

          Section 6.2. Lapse. The Revocation Date with respect to any Issued Equity shall be the date on which such Issued Equity is no longer subject to the Transfer restrictions set forth in Sections 3.1 and 3.2 (it being understood and agreed that the irrevocable proxy shall remain in effect as to any other Issued Equity still subject to such transfer restrictions after any particular Revocation Date). Pursuant to Section 212(b) of the Delaware General Corporation Law, the Member agrees that the proxy described in Section 6.1 may remain in effect for a period longer than three (3) years.

                                  ARTICLE VII
                               POWER OF ATTORNEY

          Section 7.1. Power of Attorney. The Member hereby appoints the Chairman as the Member's attorney-in-fact for the purpose of executing, swearing to, acknowledging and delivering any and all certificates, agreements, stock transfer powers or documents and other instruments as may be necessary, appropriate or advisable in the sole judgment of such Chairman in furtherance of the Separation, the Contribution, the distribution of the Issued Membership Units, the Exchange, the IPO and compliance with the Auditor Independence Rules including, but not limited to, the agreements and instruments contemplated by
Section 3.3 and Article V. This power of attorney is irrevocable and coupled with an interest. On the request of the Chairman, the Member shall confirm his or her grant of this power of attorney or any use thereof by the Chairman and shall execute, swear to, acknowledge and deliver any such certificate, agreement, document or other instrument related thereto. The Member hereby grants unto such attorney-in-fact full power of substitution, delegation and revocation.

                                  ARTICLE VIII
                             ADDITIONAL AGREEMENTS

          Section 8.1. Non-Competition. The Member acknowledges, understands and agrees that the extraordinary transactions contemplated by the Separation, the related conversion of the Member's indirect ownership interest in the Consulting Business to a direct ownership of the common stock of Consulting, Inc., the Private Placement and the associated alliance (the "Cisco Alliance") of Consulting with Cisco Systems, Inc. ("Cisco") present KPMG and its Members with a unique and unprecedented opportunity to receive significant financial benefits and value that will materially and substantially benefit KPMG, the undersigned Member, and other Members of KPMG, which benefits and value include the granting to the Member of a direct equity interest in Consulting, the extinguishing of significant KPMG unfunded pension liabilities which have diminished KPMG's and the Members' financial results, the modification of KPMG's compensation structure, and an enhancement of KPMG's overall competitive position. The Member further acknowledges, understands and agrees that the Member and KPMG stand to earn further substantial and material value in conjunction with the anticipated IPO, and that the Member potentially will be eligible to receive such benefits and value from the Separation, the Cisco investment and alliance and the IPO even after the Member's association with KPMG ends. The Member also acknowledges, understands and agrees that the full realization of these enhanced benefits and value critically depends on continued cooperation and mutual reliance among the undersigned Member and the other Members of KPMG in pursuit of KPMG's business objectives following the Separation, the Cisco investment and alliance and the IPO, including after the end of the Member's association with KPMG. Accordingly, the undersigned Member acknowledges, understands and agrees that the undersigned Member bears an enhanced duty of the utmost loyalty to KPMG and to the other Members who stand to receive benefits and value from the Separation, the Cisco investment and alliance and the anticipated IPO (each of whom is assuming an identical duty that will inure to the undersigned Member's benefit), which duty includes a responsibility to act only in furtherance of, and not contrary to, KPMG's competitive objectives upon which the Separation, the Cisco investment and alliance and the anticipated IPO are premised. In furtherance of these objectives and this enhanced duty, the Member also agrees to undertake the obligations in this Article VIII, which the Member acknowledges are reasonably designed to protect the legitimate business interests of KPMG and the benefits, value and opportunity accruing to KPMG, the undersigned Member, and KPMG's other Members as a result of the Separation, the Cisco investment and alliance and the anticipated IPO, without unreasonably or unnecessarily restricting the Member's remunerative opportunities should the Member leave KPMG:

          (a) Except in furtherance of the Member's services for KPMG, the Member shall not, during the Member's association with KPMG and thereafter until the later of (i) five (5) years after the effective date of the Separation or (ii) one (1) year after the date on which the Member separates from KPMG for any or no reason (including, without limitation, voluntary separation by the Member or separation at the request of KPMG), directly or indirectly become employed or retained to perform services involving Public Accounting by, or perform services in any other capacity (whether as a sole proprietor, owner, employer, partner, investor, joint venturer, shareholder, associate, employee, member, consultant, or otherwise) involving Public Accounting for or on behalf of, any of the entities set forth in Schedule 8.1 to this Agreement or any of the affiliates, related entities, successors or assigns of any of them (collectively, "Restricted Firms"), anywhere in the world where the Restricted Firms do business at the time the Member seeks to perform services involving Public Accounting; provided, however, that, in the event that the equity of any of the Restricted Firms becomes publicly traded, the Member's ownership as a passive investor of less than 1% of the outstanding publicly traded capital stock of a Restricted Firm shall not be deemed a violation of this paragraph
(a).

          (b) Notwithstanding the foregoing, in the event that the Member separates from KPMG for any or no reason and does not engage in or perform services of any kind involving Public Accounting (whether individually, for or in association with any of the Restricted Firms, or for or in association with any other individual, person, firm or other entity) during the one (1) year period following the date of the Member's separation from KPMG, and the Member represents and warrants to the satisfaction of KPMG in a writing directed to KPMG's General Counsel at the conclusion of such one (1) year period that the Member has not engaged in or performed any such services in any such capacity, KPMG shall, after receipt and review of such representation and warranty to determine its sufficiency, release the Member in writing from any continuing obligations, if any, that the Member may have under Section 8.1(a).

          Section 8.2. Application. In applying this Article VIII, the wishes or preferences of a KPMG client or other individual, person, firm or other entity as to who shall perform its Public Accounting services, or the fact that such client or other individual, person, firm or other entity may also be a client of a third party with whom the Member is or becomes associated, shall neither be relevant nor admissible as evidence in any dispute arising under this Article VIII.

          Section 8.3. Remedy for Breach. In addition to and without in any way limiting any remedies at law or in equity that may be available to KPMG for any breach of this Agreement or any breach of the Partnership Agreement or the By-laws (including, without limitation, any remedies under Section 10.11 of this Agreement), and without in any way precluding or being construed to preclude KPMG from making a showing of irreparable injury or any other element that may be necessary to secure injunctive relief, the Member agrees to undertake the following obligations and accept the following consequences in the event that the Member breaches Section 8.1:

          (a) In the event that, during the five (5) year period following the Effective Date, the Member breaches Section 8.1:

          (i) the Member shall pay KPMG an amount in cash equal to fifty percent (50%) of the average Annual Compensation paid or payable to the Member by KPMG during the two (2) completed fiscal years immediately preceding the fiscal year in which the Member's breach occurs, provided that a Member who has been associated with KPMG for less than two (2) full fiscal years preceding the fiscal year in which such

     Member's breach occurs shall pay KPMG an amount equal to fifty percent (50%) of the Annual Compensation paid or payable to the Member by KPMG for the completed fiscal year immediately preceding the fiscal year in which such Member's breach occurs.

          (ii) In addition to the obligations imposed by Section 8.3(a)(i) above, the restrictions on transfer applicable to any and all shares of Issued Consulting Common Stock that have not yet expired as of the time of the Member's breach of Section 8.1 shall be automatically extended to and shall expire at the end of the ten (10) year period following the effective date of the Separation.

          (b) Any and all such payments shall be made ratably in quarterly installments over the twenty-four (24) month period following such breach. The Member acknowledges, understands and agrees that KPMG will suffer damages as a result of the Member's breach of Section 8.1 that are difficult to calculate and that the payment required by this Section 8.3 is a reasonable forecast of the damages likely to result from such breach. In particular, the Member acknowledges, understands and agrees that the Member's Annual Compensation is based upon the Member's value to KPMG, that the Annual Compensation reflects, among other things, the Member's efforts at developing and maintaining client relationships and the Member's success in participation in the management of KPMG's affairs, and that the payment obligation set forth above reasonably approximates the value that KPMG will lose in the event that the Member breaches Section 8.1 and also reasonably compensates KPMG for the damages that it will suffer as a result of the Member's breach of the duty of loyalty pursuant to Section 8.1.

          (c) The Member acknowledges, understands and agrees that the payment obligations and other provisions set forth in Section 8.3 above are not, and are not intended to be, a penalty of any kind.

          (d) The Member agrees to reimburse KPMG upon demand for any and all costs, expenses and other amounts (including, without limitation, attorneys' fees and court costs) incurred by KPMG in enforcing any of its rights under this Agreement (except to the extent inconsistent with the enforcement of Article IX).

          Section 8.4. Waiver. (a) The Chairman may, in his sole discretion, waive any provisions of Sections 8.1 through 8.3.

         (b) Notwithstanding Section 8.4(a), no provision herein shall or shall be construed to restrict, limit or otherwise affect any rights that Consulting or KPMG or their Affiliates may have or any obligations that the Member may have under any provisions of the KPMG Partnership Agreement, the By-Laws of KPMG or otherwise, it being understood and agreed that the provisions of the KPMG Partnership Agreement and the By-Laws of KPMG (as in effect or amended from time to time) shall continue in full force and effect in accordance with their terms.

         Section 8.5. No Employment Agreement. The Member understands that this Agreement is not intended to and shall not be construed to constitute an express or implicit employment contract for any purpose, including for a specific duration of time.

         Section 8.6. Cooperation. The Member agrees to provide all assistance requested by KPMG, whether before, upon, or after the Member's separation from KPMG for any or no reason (including, without limitation, voluntary separation by the Member or separation at the request of KPMG), in transitioning the Member's duties, responsibilities and client and other KPMG relationships in connection with any such separation of the Member from KPMG.

                                  ARTICLE IX
                                  ARBITRATION

         Section 9.1. Arbitration. (a) To the extent permitted by law, all claims or disputes arising out of or relating to the construction, meaning or effect of any provision of this Agreement, to the Member's association with KPMG, or to the termination of this Agreement or cessation of such association:

         (i) that the Member may have against or with KPMG, any of its Affiliates, partnerships, other related entities, successors, or permitted assigns, or any director, officer, trustee, fiduciary, administrator, employee, owner, shareholder, partner, principal, member, agent, attorney or representative of any of the foregoing entities; or

         (ii) that KPMG may have against or with the Member (collectively, "Disputes"), shall be submitted for resolution by arbitration in accordance with the procedures set forth in this Section 9.1. All arbitrations hereunder shall be held either in the State and City of New York or in Wilmington, Delaware.

         (iii) Arbitrations shall take place before a panel of three arbitrators (the "Arbitration Panel"), which shall consist of one person selected by each of the two sides to the Dispute and the third person to be jointly selected by the two arbitrators previously selected.

          (b) The Arbitration Panel shall have no authority to amend or modify the terms of this Agreement (except pursuant to Section 10.5) or to award punitive or exemplary damages.

          (c) Judgment on any award rendered pursuant to this Section 9.1 may be entered in the Supreme Court of the State of New York, New York County or in any other court having jurisdiction, or application may be made to such court for a judicial recognition of the award or an order of enforcement thereof, as the case may be.

          (d) Notwithstanding anything in this Section 9.1 to the contrary, KPMG may seek provisional relief, including, but not limited to, temporary restraining orders and preliminary injunctions, from a court of competent jurisdiction in aid of the arbitration, to prevent any award from being rendered ineffectual, to protect KPMG's Proprietary Information or for any other purpose in the interests of KPMG. Seeking any such relief shall not be deemed a waiver of KPMG's right to compel arbitration. The Supreme Court of the State of New York, New York County, as well as any other court of competent jurisdiction, shall have jurisdiction over any proceeding relating to arbitrations under this Section 9.1.

                                   ARTICLE X
                                 MISCELLANEOUS

          Section 10.1. Survival. The provisions of this Agreement shall remain in full force and effect in accordance with their terms, notwithstanding any termination of the Member's association with KPMG for any or no reason or any dissolution or liquidation of LLC.

          Section 10.2. Entire Agreement. This Agreement and the Schedules and Exhibits hereto constitute the only agreements between the Parties with respect to the subject matter hereof, there being no prior written or oral promises or representations not incorporated herein or therein.

          Section 10.3. Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York and the federal laws of the United States of America applicable therein, as though all acts and omissions related hereto occurred in New York. Any lawsuit arising from or related to this Agreement may be brought, to the extent any such lawsuit is permitted pursuant to Article IX, in any state court in the City of New York in the State of New York and in the United States District Courts located in the Borough of Manhattan, New York, New York. To the extent permissible by law, the Parties hereby consent to the jurisdiction and venue of such courts. Notwithstanding anything to the contrary in the foregoing, nothing in this Section 10.3 shall prevent any Party or any of such Party's Affiliates from bringing a lawsuit, to the extent any such lawsuit is permitted pursuant to Article IX, in any other federal or state court of full and competent jurisdiction. Each Party hereby waives, releases and agrees not to assert, and agrees to cause its Affiliates to waive, release and not assert, any rights such Party or its Affiliates may have under any foreign law or regulation that would be inconsistent with the terms of this Agreement as governed by New York law.

          Section 10.4. Amendment; Waiver. No amendment or modification of the terms of this Agreement shall be binding on any Party unless reduced to writing and signed by an authorized representative of the Party to be bound. The waiver by any Party of any particular default by any other Party shall not affect or impair the rights of the Party so waiving with respect to any subsequent default of the same or a different kind; nor shall any delay or omission by any Party to exercise any right arising from any default by any other Party affect or impair any rights which the nondefaulting Party may have with respect to the same or any future default.

          Section 10.5. Severability. If any provision of this Agreement including, without limitation, any provision of Article VIII, is held invalid or unenforceable for any reason, the invalidity shall not affect the validity of the remaining provisions of this Agreement, and the parties shall substitute for the invalid provision a valid provision which most closely approximates the intent and economic effect of the invalid provision. Without limiting the generality of the foregoing, if any provision of this Agreement shall be determined, under applicable law, to be overly broad in duration, geographical coverage or substantive scope, or otherwise unreasonable or unenforceable such provision shall be deemed narrowed to the broadest term permitted by applicable law and shall be enforced as so narrowed.

          Section 10.6. Counterparts; Signatures. (a) For convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original for all purposes.

          (b) Each Party hereto acknowledges that it and each other Party hereto may execute this Agreement, and any other agreement, certificate or document contemplated herein or therein or related hereto by facsimile, stamp or mechanical signature. Each Party hereto expressly adopts and confirms each such facsimile, stamp or mechanical signature made in its respective name as if it were a manual signature, agrees that it will not assert that any such signature is not adequate to bind such Party to the same extent as if it were signed manually and agrees that at the reasonable request of any other Party hereto at any time it will as promptly as reasonably practicable cause this Agreement, and any other agreement, certificate or document contemplated herein or therein or related hereto to be manually executed (any such execution to be as of the date of the initial date thereof).

          Section 10.7. Beneficiaries. This Agreement is solely for the benefit of the Parties and their respective Affiliates, successors and permitted assigns and shall not confer upon any other Person any remedy, claim, liability, reimbursement or other right in addition to those existing without reference to this Agreement.

          Section 10.8. Notices. All notices which any Party may be required or desire to give to another Party shall be in writing and shall be given by personal service, telecopy, registered mail or certified mail (or its equivalent), or overnight courier to the other parties at their respective address or telecopy telephone number set forth below. Mailed notices and notices by overnight courier shall be deemed to be given upon actual receipt by the Party to be notified. Notices delivered by telecopy shall also be confirmed in writing by the sending Party by overnight courier and shall be deemed to be given upon actual receipt of the overnight courier package by the Parties to be notified.

          If to Consulting, Inc.:

                  KPMG Consulting, Inc.
                  Three Chestnut Ridge Road
                  Montvale, New Jersey 07645
                  Attention: Chief Financial Officer
                  Facsimile: (201) 307-7227

          If to LLC:

                  KPMG Consulting, LLC
                  Three Chestnut Ridge Road
                  Montvale, New Jersey 07645
                  Attention:  Chief Financial Officer
                  Facsimile: (201) 307-7227


          If to KPMG:

                  KPMG LLP
                  Three Chestnut Ridge Road
                  Montvale, New Jersey 07645
                  Attention:  Chief Financial Officer
                  Facsimile: (201) 307-7227


          If to the Member, to the address listed on the records of KPMG. A Party may change its address or addresses set forth above by giving the other parties notice of such change in accordance with the provisions of this Section 10.8.

          Section 10.9. Schedules and Exhibits. All Schedules and Exhibits referred to herein are intended to be and hereby are specifically made a part of this Agreement.

          Section 10.10. Assignability. This Agreement shall be binding upon and inure to the benefit of the Parties hereto, respectively, and their respective Affiliates, successors and permitted assigns; provided, however, that the Member may not assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other parties hereto. Without limiting the foregoing, the rights of LLC hereunder may be assigned in whole or in part to Consulting, Inc. or KPMG or their respective Subsidiaries, the rights of Consulting, Inc. hereunder may be assigned in whole or in part to LLC or KPMG or their respective Subsidiaries, and the rights of KPMG hereunder may be assigned in whole or in part to LLC or Consulting, Inc. or their respective Subsidiaries, each without the consent of the Member.

          Section 10.11. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party or Parties or their respective Affiliates who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that the remedies at law for any breach or threatened breach, including, without limitation, monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived.

          Section 10.12. Legal Counsel. The Member acknowledges, represents and warrants to KPMG that the Member has received a copy of this Agreement, that the Member has read and understood this Agreement, that the Member has had the opportunity to seek the advice of legal counsel before signing this Agreement and that the Member has either sought such counsel or has voluntarily decided not to do so.

          IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of and deemed effective as of the Effective Date.


                                         KPMG CONSULTING, LLC


                                         By:
                                             ---------------------------------
                                               Name:
                                               Title:


                                         KPMG CONSULTING, INC.


                                         By:
                                             ---------------------------------
                                               Name:
                                               Title:


                                         KPMG LLP


                                         By:
                                             ----------------------------------
                                               Name:
                                               Its:


                                         [Member Name]

                                         --------------------------------------